EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 14, 1997 (except for Note 3, as to which the date is December 22,
1997), included in SurModics, Inc. Form SB-2 Registration Statement No. 333-43217 effective as of March 3, 1998 and to all references to our firm included in this Registration Statement.





                                            /s/ ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
September 25, 1998